Section 906 Certification

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code.

March 31, 2003

In connection with the Annual Report of United Security Bancshares on Form 10-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof, I, Dennis R. Woods, the Chief Executive Officer of United Security Bancshares certify:

1.	that this Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	that information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of United Security Bancshares.

/S/ Dennis R. Woods
Dennis R. Woods
Chairman of the Board and
President